Exhibit 99.5

NAQI LOGIX INC.

(the “Company”)

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

The undersigned (the “Purchaser”) hereby irrevocably agrees to purchase an unsecured convertible promissory note in substantially the form attached to this Agreement as Exhibit B (the “Note”) which shall be convertible on the terms stated therein into equity securities in the capital of the Company. The Notes and Warrants (as defined below) and the equity securities issuable upon conversion thereof are collectively referred to herein as the “Securities”.

Principal Amount (US$) of Security Subscribed for:
Full Legal Name of Subscriber (please print)

(Signature)	Deliver the Securities as follows (if different than information provided):

(Official Capacity or Title, if applicable)
Name

(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above)	Account reference, if applicable

Contact Name

Subscriber’s Address (Line 1)	Address (including zip/postal code)

Telephone Number (including area code)
Subscriber’s Address (Line 2)
Register the Securities, if applicable, as follows (if different than information provided):

Telephone Number (including area code)
Name

E-mail Address	Account reference, if applicable

Address (including zip/postal code)

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement (each a “Party” and, together, the “Parties”) hereby agree as follows:

1.  Purchase and Sale of Notes and Warrants.

(a)  Sale and Issuance of Notes. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the closing of the sale of the Notes (the “Closing”), and the Company agrees to sell and issue to each Purchaser, a Note in the principal amount as set across from the Purchaser’s name in Exhibit A attached to this Agreement. The purchase price of each Note shall be equal to 100% of the principal amount of such Note.

(b)  Warrants. At each Closing, for good and valuable consideration, including the purchase price of each Note (the receipt and sufficiency of which is hereby acknowledged by the Company), the Company will issue to the Purchaser purchasing a Note at such Closing a warrant certificate in the form attached hereto as Exhibit C (each, a “Warrant Certificate” and collectively, the “Warrant Certificates”) evidencing the right of such Purchaser to purchase number of Common Shares equal to the principal amount of such Purchaser’s Note divided by the price per Common Share of US$2.175, rounded down to the nearest whole share (each warrant a “Warrant” and collectively, the “Warrants”), at an exercise price of US$2.175, and otherwise in accordance with the terms and conditions of the Warrant Certificate.

(c)  Closings. The sale and purchase of the Notes shall initially take place on the Effective Date at a place and time as the Company and the Purchaser may determine (the “Initial Closing”). If there is more than one closing after the Initial Closing, the term “Closing” shall apply to each such closing unless otherwise specified in this Agreement. The Company shall have the right to sell Notes pursuant to this Agreement at one or more Closings, with an aggregate principal amount of up to an amount determined by the Company’s board of directors. The Purchaser acquiring a Note at any Closing shall be considered a “Purchaser” for purposes of this Agreement, and any Note acquired by such Purchaser shall be considered “Notes” for purposes of this Agreement and all other agreements contemplated in this Agreement. Promptly after each Closing pursuant to this Section 1(c), Exhibit A will be amended to list the Purchaser in each such Closing, including the name of the Purchaser and the investment total for each Note, and any such amendment shall not be deemed to be an amendment under this Agreement.

(d)  Delivery. At each Closing, the Company shall deliver to each applicable Purchaser the Note and Warrant Certificate against payment of the applicable purchase price of the Note by cheque or wire transfer to the Company’s bank account.

2.  Shareholders’ Agreements. The Purchaser understands and agrees that the conversion of the Notes and Warrant Certificate into, and the sale and purchase of, equity securities of the Company shall require the Purchaser to become a party to the shareholders’ agreement(s) with respect to the Company then in effect if the Purchaser is not already a party thereto.

3.  Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that:

(a)  Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

(b)  Authorization. All corporate action on the part of the Company, its officers and members of the Company’s board of directors necessary for the authorization, execution and delivery of this Agreement and the authorization, sale, issuance and delivery of the Notes and Warrant Certificates, and the performance of all obligations of the Company under this Agreement, the Notes and the Warrant Certificates (collectively, the “Transaction Documents”) has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)  No Violations or Defaults. The Company is not in violation or in default with respect to: (i) its articles (as amended to date) or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) any indebtedness, mortgage, indenture or security agreement; (iii) any other material contract the violation of which would have a material adverse effect on the Company; or (iv) any provision of any federal, provincial or state statute, rule or regulation applicable to the Company, the violation of which would have a material adverse effect on the Company.

(d)  Indebtedness. Other than: (i) the Notes; and (ii) general, unsecured claims and trade payables in the ordinary course of business, as of the date of this Agreement, the Company has not incurred any liabilities or indebtedness, whether secured or unsecured.

(e)  Non-Contravention. The execution and delivery by the Company of this Agreement and the sale, issuance and delivery of the Notes and Warrant Certificates and the performance of all obligations of the Company under the Transaction Documents will not: (i) violate the Company’s articles (as amended to date) or any material judgment, order, writ, decree, statute, rule, or regulation applicable to the Company; (ii) violate or create an event of default under any provision of, or result in the breach or the acceleration of, or entitle any third party to accelerate (whether after the giving of notice or lapse of time or both), any indebtedness, mortgage, indenture or security agreement; (iii) violate or create an event of default under any provision of, or result in the breach or the termination of, or entitle any third party to terminate (whether after the giving of notice or lapse of time or both), any material contract to which the Company is a party or by which it is bound; (iv) violate any provision of any federal, provincial or state statute, rule, or regulation applicable to the Company, the violation of which would have a material adverse effect on the Company; or (v) result in the creation or imposition of any lien upon any property, asset, or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(f)  No Litigation. There is no action, suit, proceeding, claim, arbitration, or investigation pending or, to the Company’s knowledge, threatened against the Company or its business, properties or assets or that questions the validity, seeks to restrict or seeks to prevent the execution and delivery by the Company of this Agreement and the sale, issuance and delivery of the Notes and Warrant Certificates and the performance of its obligations under the Transaction Documents.

4.  Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants, severally and not jointly, to the Company that:

(a)  Authorizations. The Purchaser has full power and authority to enter into the Transaction Documents. The Transaction Documents, when executed and delivered by the Purchaser, shall constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)  Purchase Entirely for Own Account. The Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

(c)  Knowledge. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company and been given sufficient opportunity to ask questions of the Company to reach an informed and knowledgeable decision to acquire the Securities.

(d)  Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed in this Agreement. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(e)  No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Securities.

(f)  Legends. The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii) “UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) THE ISSUE DATE AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.”

(g)  Prospectus Exemption. If the Purchaser is a US person, the Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and is, in all cases, either: (a) an “accredited investor” within the meaning of National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators (“NI 45-106”) or within the meaning of Section 73.3(3) of the Securities Act (Ontario) or (b) otherwise meets certain requirements for the registration and Prospectus exemptions provided for under NI 45-106.

(h)  General Investor Questionnaire. The Purchaser acknowledges and agrees that the Company shall not consider the Purchaser’s purchase for acceptance unless the undersigned provides to the Company, along with an executed copy of this Agreement:

(i)	a completed and duly executed Canadian Investor Questionnaire attached hereto as Exhibit D;

(ii)	a completed and duly executed United States Accredited Investor Questionnaire (if applicable) attached hereto as Exhibit E; and

(iii)	such other supporting documentation that the Company or its legal counsel may request to establish the Purchaser’s qualification as an exempt purchaser.

(i)  Residency. The Purchaser has provided to the Company the correct state or province of residency of the Purchaser (or where the Purchaser is a partnership or corporation, the principal place of business of such Purchaser).

(j)  Legal Counsel. The Purchaser has had the opportunity to review this Agreement, the exhibits and schedules attached to this Agreement and the transactions contemplated in this Agreement with its own legal counsel. Such Purchaser is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated in this Agreement.

(k)  Tax Advisors. The Purchaser has reviewed with its own tax advisors the U.S. federal, state, and local and non-U.S. tax consequences of this investment and the transactions contemplated in this Agreement. With respect to such matters, such Purchaser relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated in this Agreement.

(l)  No General Solicitation; No Directed Selling Efforts. Neither the Purchaser, nor any of its officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any “general solicitation” or “general advertising” (as such terms are defined in Regulation D) with respect to the Notes or the shares issuable on conversion thereof; or (b) engaged in any “directed selling efforts” (as defined in Regulation S) with respect to the Notes or the shares issuable on conversion thereof. The Purchaser is not purchasing the Notes as the result of any “directed selling efforts” as such term is defined in Regulation S or “general solicitation” or “general advertising” as such terms are defined in Regulation D.

5.  Conditions of the Purchaser’s Obligations at Closing. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)  Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

6.  Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)  Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b)  Transaction Documents. The Purchaser has executed and delivered to the Company this Agreement, including the schedules hereto as applicable, the Note and the Warrant Certificate issued to such Purchaser pursuant to this Agreement.

(c)  Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of Canada or of any province that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

7.  Miscellaneous.

(a)  Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Notwithstanding the above, the Purchaser may only assign this Agreement upon the prior written consent of the Company. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)  Governing Law. This Agreement and all acts and transactions pursuant to this Agreement and the rights and obligations of the Parties shall be governed, construed, and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(c)  Currency. Unless otherwise specified, all references to money amounts are to lawful currency of the United States of America.

(d)  Number and Gender. Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(e)  Including. Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(f)  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered is deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g)  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)  Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered via electronic mail with confirmed receipt, personally or by courier, overnight delivery service or confirmed facsimile, or five business days after being deposited in the mail as certified or registered mail with postage prepaid, if such notice is addressed to the Party to be notified at such Party’s address or facsimile number as set forth below or as subsequently modified by written notice.

(i)  Amendments and Waivers. Any term of this Agreement (and any Note or Warrant Certificate issued pursuant to this Agreement) may be amended only in writing, such amendment to be signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, the Purchaser and any transferee of any Note or Warrant Certificate.

(j)  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each Party as close as possible to that under the provision rendered unenforceable. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement; (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(k)  Entire Agreement. The Transaction Documents referred to in this Agreement, constitute the entire agreement between the Parties pertaining to the subject matter of this Agreement.

(l)  Expenses. The Company and the Purchaser shall bear its own expenses incurred on its respective behalf for this Agreement and the transactions contemplated in this Agreement.

(m)  Reliance. The Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

[Signature Pages Follow]

The parties have executed this Convertible Note and Warrant Purchase Agreement as of the date first written above.

COMPANY:

NAQI LOGIX INC.

By:
Name: Mark Godsy
Title: Chief Executive Officer

Email Address:	mgodsy@naqilogix.com

Address:	1055 W Hastings St #1400
Vancouver, BC V6E 2E9, Canada

Naqi Logix – Convertible Note Purchase Agreement

PURCHASER:

[●]

By:
Name:
Title:

Naqi Logix – Convertible Note Purchase Agreement

EXHIBIT A

PURCHASER

Name of Purchaser	Principal Amount (US$)	Closing Date
[●]	[●]	[●]
Total	[●]

EXHIBIT B

FORM OF NOTE

(See attached)

EXHIBIT C

FORM OF WARRANT CERTIFICATE

(See attached)

EXHIBIT D

CANADIAN INVESTOR QUESTIONNAIRE

(See attached)

CANADIAN ACCREDITED INVESTOR CERTIFICATE

The undersigned (the “Investor”) (or, as the case may be, the disclosed principal on behalf of whom the Investor is contracting for) is a resident of or otherwise subject to the securities legislation of any province of Canada and is an “accredited investor”, as such term is defined in National Instrument 45-106 or subsection 73.3 of the Securities Act (Ontario), because, at the time of the purchase and sale of securities of the Company (the “Securities”) as set forth in the agreement to which this certificate is attached, the Investor falls within one or more of the following categories:

(Please check one or more, as applicable):

*see relevant definitions below*

☐	(a)	a Canadian financial institution, or a Schedule III bank (or in Ontario, a bank listed in Schedule I, II or III to the Bank Act (Canada),
☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),
☐	(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,
☐	(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,
☐	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),
☐	(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),
☐	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,
☐	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,
☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,
☐	(j)

an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000, (IF YOU CHECK THIS BOX, YOU MUST ALSO COMPLETE EXHIBIT I - FORM 45-106F9 ATTACHED TO THIS CERTIFICATE)

If (j) is selected, please check the range of net financial assets which you beneficially own, either alone or combined with your spouse:

You alone:			You combined with a spouse:

☐	i.	$0 to $2,000,000	☐	v.	$0 to $3,000,000
☐	ii.	$2,000,001 to $3,000,000	☐	vi.	$3,000,001 to $4,000,000
☐	iii.	$3,000,001 to $4,000,000	☐	vii.	$4,000,001 to $5,000,000
☐	iv.	> $4,000,001	☐	viii.	> $5,000,001

☐	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000,
If (j.1) is selected, please check the range of net financial assets which you beneficially own, alone:

☐	i.	$0 to $5,000,000
☐	ii.	$5,000,001 to $7,000,000
☐	iii.	$7,000,001 to $10,000,000
☐	iv.	> $10,000,000
☐	(k)

an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year, (IF YOU CHECK THIS BOX, YOU MUST ALSO COMPLETE EXHIBIT I - FORM 45-106F9 ATTACHED TO THIS CERTIFICATE)

If (k) is selected, please check the range of net income before taxes which you alone or in combination with your spouse have earned in each of the two most recent calendar years, alone:

☐	i.	$0 to $100,000
☐	ii.	$100,001 to $200,000
☐	iii.	$200,001 to $300,000
☐	iv.	> $300,000

Please check the range of net income which your spouse has earned in each of the two most recent calendar years (only if applicable):

☐	v.	$0 to $100,000
☐	vi.	$100,001 to $200,000
☐	vii.	$200,001 to $300,000
☐	viii.	> $300,000

☐	(l)

an individual who, either alone or with a spouse, has net assets of at least $5,000,000, (IF YOU CHECK THIS BOX, YOU MUST ALSO COMPLETE EXHIBIT I - FORM 45-106F9 ATTACHED TO THIS CERTIFICATE)

If (l) is selected, please check the range of net assets you have, either alone or combined with your spouse:

☐	i.	$0 to $5,000,000
☐	ii.	$5,000,001 to $10,000,000
☐	iii.	> $10,000,000

☐	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,
☐	(n)	an investment fund that distributes or has distributed its securities only to

(i)	a person that is or was an accredited investor at the time of the distribution,

(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (Minimum amount investment) or 2.19 (Additional investment in investment funds) of National Instrument 45-106, or

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (Investment fund reinvestment) of National Instrument 45-106,

☐	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,
☐	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,
☐	(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,
☐	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,
☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,
☐	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,
☐	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,
☐	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor, or
☐	(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

All amounts are in Canadian dollars.

As used in this Certificate, the following terms have the following meanings:

“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

“Canadian financial institution” means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Quebec where control person means any person that holds or is one of a combination of persons that holds

(a)	a sufficient number of any of the outstanding voting securities of an issuer so as to affect materially the control of the issuer, or

(b)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

“director” means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility adviser” means

(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(b)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(ii)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“entity” means a company, syndicate, partnership, trust or unincorporated organization;

“executive officer” means, for an issuer, an individual who is

(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(c)	performing a policy-making function in respect of the issuer;

“financial assets” means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“founder” means, in respect of an issuer, a person who,

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)	at the time of the distribution or trade is actively involved in the business of the issuer;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

“issuer” means a person or company who has outstanding, issues or proposes to issue, a security;

“person” includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“related liabilities” means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“spouse” means, an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

For the purpose hereof, an issuer is an affiliate of another issuer if

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same person.

“voting security” means any security other than a debt security of an issuer carrying a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

For the purpose hereof, a person (first person) is considered to control another person (second person) if

(a)	the first person beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

For the purpose hereof, for residents of Manitoba, “distribution” means a primary distribution to the public.

For the purpose hereof, for residents of Québec, “trade” refers to any of the following activities:

(a)	the activities described in the definition of “dealer” in section 5 of the Securities Act (Québec), including the following activities:

(i)	the sale or disposition of a security by onerous title, whether the terms of payment be on margin, installment or otherwise, but does not include a transfer or the giving in guarantee of securities in connection with a debt or the purchase of a security, except as providing in paragraph (b);

(ii)	participation as a trader in any transaction in a security through the facilities of an exchange or a quotation and trade reporting system;

(iii)	the receipt by a registrant of an order to buy or sell a security;

(b)	a transfer or the giving in guarantee of securities of an issuer from the holdings of a control person in connection with a debt.

In NI 45-106 a trust company or trust corporation described in paragraph (p) above of the definition of “accredited investor” (other than in respect of a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada) is deemed to be purchasing as principal.

In NI 45-106 a person described in paragraph (q) above of the definition of “accredited investor” is deemed to be purchasing as principal.

The foregoing representation and warranty is true and accurate as of the date of this certificate and will be true and accurate at the time of the purchase and sale of the Securities. If any representation or warranty shall not be true and accurate at the time of the purchase and sale of the Securities, and/or at the time of issuance of any underlying securities to the Investor, the undersigned shall give immediate written notice of such fact to the Company.

DATED:

(Name of Investor)

By:
Signature of Authorized Signatory

(Official Capacity or Title, if applicable)

(Please print name of individual whose signature appears above if different than the name of the Investor printed above)

EXHIBIT E

US ACCREDITED INVESTOR CERTIFICATE

(See attached)

U.S. ACCREDITED INVESTOR CERTIFICATE

The undersigned (the “Investor”) (or, as the case may be, the disclosed principal on behalf of whom the Investor is contracting for) is an “accredited investor”, as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended, because, at the time of the purchase and sale of securities of the Company (the “Securities”) as set forth in the agreement to which this certificate is attached, the Investor falls within one or more of the following categories:

*see relevant definitions below*

☐	(501(a)(1)): a bank as defined in Section 3(a)(2) of the U.S. Securities Act of 1933, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of such Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the U.S. Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the U.S. Investment Advisers Act of 1940; an insurance company as defined in Section 2(a)(13) of the U.S. Securities Act of 1933; an investment company registered under the U.S. Investment Company Act of 1940, as amended, or a business development company as defined in section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; an employee benefit plan within the meaning of Title I of the U.S. Employee Retirement Income Security Act of 1974, if the investment decisions are made by a plan fiduciary, as defined in Section 3(21) of that Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that area accredited investors;
☐	(501(a)(2)): a private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;
☐	(501(a)(3)): an organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

Executive officer” means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Company.

“Net worth” means the excess of total assets at fair market value, including person and real property, but excluding the fair market value of the primary residence of such natural person, over total liabilities (excluding indebtedness secured by such natural person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities (except to the extent the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence)).

“Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse. Joint net worth can be the aggregate net worth of a person and spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.

“Income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any gains excluded from the calculation of adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended.

“Investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940.

☐	(501(a)(4)): a director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
☐	(501(a)(5)): a natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of his purchase exceeds US$1,000,000;
☐	(501(a)(6)): a natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with the person’s spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;
☐	(501(a)(7)): a trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) promulgated under the U.S. Securities Act of 1933;
☐	(501(a)(8)): an entity in which all of the equity owners (whether entities themselves or natural persons) are accredited investors and meet the criteria listed in either Section of this certificate;
☐	(501(a)(9)): an entity of a type not listed in paragraphs 501(a)(1), (2), (3), (7) or (8), not formed for the specific purpose of acquiring the securities, owning investments in excess of US$5,000,000;
☐	(501(a)(10)): a natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);
☐	(501(a)(11)): a natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the U.S. Investment Company Act of 1940, of the Issuer;
☐	(501(a)(12)): family office, as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, that (i) has assets under management in excess of US$5,000,000; (ii) is not formed for the specific purpose of acquiring securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment; or
☐	(501(a)(13)): family client, as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, of a family office meeting the requirements of (501(a)(12)) above and whose prospective investment in the Issuer is directed by that family office pursuant to clause (501(a)(12)(iii)) above.

The foregoing representation and warranty is true and accurate as of the date of this certificate and will be true and accurate at the time of the purchase and sale of the Securities. If any representation or warranty shall not be true and accurate at the time of the purchase and sale of the Securities, and/or at the time of issuance of any underlying securities to the Investor, the undersigned shall give immediate written notice of such fact to the Company.

DATED:

(Name of Investor)

By:
Signature of Authorized Signatory

(Official Capacity or Title, if applicable)

(Please print name of individual whose signature appears above if different than the name of the Investor printed above)